UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   August 19, 2011.

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0500306
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

150 West Civic Center Drive, Suite 100, Sandy, Utah  84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement

On August 19, 2011, SecureAlert, Inc. (“SecureAlert”) and its wholly-owned subsidiaries, SecureAlert Monitoring, Inc. (“SMI”) and Midwest Monitoring Surveillance, Inc. (“MMS”, and together with SecureAlert and SMI, “Borrowers”) entered into a loan and security agreement (the “Credit Agreement”) with certain lenders and Sapinda UK Limited, as lender, administrative agent and collateral agent (the “Agent”).

General.  The Credit Agreement provides for an asset-based revolving credit facility with an aggregate lender commitment of up to $8 million at any time outstanding, subject to borrowing base availability.

Borrowing Base.  Revolving loan availability under the facility is subject to a borrowing base, which at any time is equal to the sum of: (A) 70% of eligible accounts receivable, plus (B) the lesser of (1) 70% of the Borrowers’ monitoring services quarterly revenues and (2) the product obtained by multiplying SecureAlert’s gross margin for monitoring services by 1.4, plus (C) 50% of the amount of eligible purchase orders.  For purposes of determining monitoring services revenues and gross margin, the parties will refer to SecureAlert’s quarterly condensed consolidated statements of operations contained in its Form 10-Q filed with the SEC (and, in the case of the fourth fiscal quarter, the statements of operations included in SecureAlert’s Annual Report on Form 10-K).

Interest.  Borrowings under the Credit Agreement bear interest at a rate equal to 15% per annum.

Maturity.  August 31, 2014.

Initial Advance. Lender is required to fund the initial advance under the Credit Agreement in the amount of $4 million on or before September 3, 2011.

Fees.  In addition to paying interest on outstanding principal under the facility, SecureAlert paid a fee to the lenders a fee in an amount equal to 12.75% of the maximum credit amount under the facility ($8 million).  The fee was paid by the issuance to the Agent of 2,550 shares of SecureAlert’s Series D Convertible Preferred Stock (“Preferred Stock”) valued at $500 per share, valued at $1,275,000.  The Preferred Stock is convertible after January 2, 2012 into shares of SecureAlert’s common stock at a conversion ratio of 6,000 shares of common stock for each share of Preferred Stock.

Covenants/Events of Defaults. The Credit Agreement contains customary covenants and events of default for asset-based credit agreements of this type.

Collateral and Guarantees.  The obligations of the Borrowers are secured by all of the assets of the Borrowers, including without limitation, all chattel paper of the Borrowers and the pledge by each Borrower of all shares of equity securities of its respective subsidiaries. The obligations are guaranteed by SecureAlert’s wholly-owned subsidiaries Court Programs, Inc. and Court Programs of Florida, Inc.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 which is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(c)           Exhibits.  The following documents are filed as exhibits to this report on Form 8-K:

10.1
Loan and Security Agreement, dated August 19, 2011, by and among SecureAlert, Inc., SecureAlert Monitoring, Inc., Midwest Monitoring and Surveillance, Inc., and Sapinda UK Limited and the lenders from time to time parties thereto

99.1	Press Release dated August 25, 2011, regarding Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SecureAlert, Inc.

By:	/s/ John L. Hastings, III
John L. Hastings, III, Chief Executive Officer

Date:  August 25, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1
Loan and Security Agreement, dated August 19, 2011, by and among SecureAlert, Inc., SecureAlert Monitoring, Inc., Midwest Monitoring and Surveillance, Inc., and Sapinda UK Limited and the lenders from time to time parties thereto.

99.1	Press Release, dated August 25, 2011, regarding the Loan and Security Agreement